UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 19, 2006


                                BIONUTRICS, INC.
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             (Exact name of registrant as specified in its charter)


           Nevada                   0-22011                      86-0760991
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      (State or other             (Commission                  (IRS Employer
jurisdiction of incorporation)    File Number)               Identification No.)


    2575 East Camelback Road, Ste. 450, Phoenix, AZ              85016
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        (Address of principal executive offices)               (Zip Code)


        Registrant's telephone number, including area code (602) 508-0112


             2415 East Camelback Rd., Suite 700, Phoenix, AZ, 85016
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01    OTHER EVENTS

         On January 18, 2006, the Registrant announced that it has initiated the process for its first controlled-release generic drug candidate, SNG1001a, with chemical, manufacturing and control ("CMC") development. Concurrently, the Company will conduct biostudies to demonstrate "bioequivalency" as the Company moves this first product towards commercialization. These efforts are intended to provide confirmation of the formulation and biostudies previously undertaken in India. Completion of these efforts is anticipated to result in the Company's first Abbreviated New Drug Application ("ANDA") filing with the FDA. SNG1001a is a formulated generic version of a branded drug in a treatment category with annualized US sales in excess of $1.4 billion (IMS). See Registrant's press release attached hereto as Exhibit 99.1.

         Also, the Registrant has changed the address of its principal office from 2415 East Camelback Rd., Suite 700, Phoenix, AZ, 85016 to 2575 East Camelback Road, Ste. 450, Phoenix, AZ, 85016. The Registrant's telephone number remains (602) 508-0112 and its fax number remains (602) 508-0115. See such information replicated on the cover page to this Form 8-K.


Item 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(a)   Not applicable.

(b)   Not applicable.

(c)   Exhibits

                99.1    Press Release, dated January 18, 2006

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated: January 19, 2006


                                            BIONUTRICS, INC.


                                            By:    /s/ Ronald H. Lane
                                                   ----------------------------
                                            Name:  Ronald H. Lane, PhD.
                                            Title: President